INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 333-15925, No. 333-26435 and No. 333-20839 of AmTec, Inc, (formerly AVIC
Group International, Inc.) all on Form S-8 of our report dated June 20, 1997, appearing in this Annual Report on Form 10-KSB of AmTec, Inc. (formerly AVIC Group International, Inc.) for the year ended March 31, 1997.


DELOITTE & TOUCHE LLP

New York, New York
June 20, 1997